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                                                                    EXHIBIT 10.4

                               TABLE OF CONTENTS
                         OF SUBLEASE AGREEMENT BETWEEN
                   BUENOS AIRES EMBOTELLADORA S.A., AS LESSOR
                                      AND
                MACKENZIE INVESTMENT MANAGEMENT, INC., AS LESSEE


PARAGRAPH                TITLE                                          PAGE
---------                -----                                          ----
1                LEASE TERM AND PREMISES                                  6

2                USE                                                      6

3                BASE ANNUAL RENT                                         6

4                OPERATING COSTS PASSTHRU                                 9

5                LESSEE'S CONSTRUCTION OF
                 IMPROVEMENTS; ACCEPTANCE BY
                 LESSEE IN "AS IS" CONDITION;
                 EXCLUDED OBLIGATIONS                                    10

6                REPAIRS, MAINTENANCE & SERVICES                         11

7                QUIET ENJOYMENT                                         13

8                ASSIGNMENT,SUBLETTING & CHANGE OF
                 OWNERSHIP                                               15

9                ALTERATION AND REMOVAL OF
                 EQUIPMENT                                               15

10               LIENS                                                   16

11               CASUALTY AND CONDEMNATION                               16

12               INSURANCE                                               17

13               BROKERAGE                                               19

14               INSPECTION AND REPAIR                                   19

15               DEFAULT                                                 20

16               WAIVER OR ESTOPPEL                                      21

17               ESTOPPEL CERTIFICATE                                    21

18               HOLDING OVER                                            22

19               NOTICES                                                 22

20               APPLICABLE LAW                                          23

21               BINDING EFFECT                                          23



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22               INVALIDITY OF PARTICULAR PROVISIONS                     23

23               ENTIRE AGREEMENT                                        23

24               HAZARDOUS MATERIALS                                     24





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                               SUBLEASE AGREEMENT

         This Sublease Agreement (hereinafter referred to as "LEASE", "SUBLEASE" or "SUBLEASE AGREEMENT) is made and entered into between BUENOS AIRES EMBOTELLADORA S.A., a stock corporation organized and existing under the laws of Argentina, (hereinafter the "LESSOR") and MACKENZIE INVESTMENT MANAGEMENT, INC., a Delaware corporation authorized to do business in the state of Florida (hereinafter the "LESSEE")

          LESSOR does hereby lease unto LESSEE, and LESSEE does hereby hire and take as lessee under LESSOR, that certain space (the "Premises" or the "Leased Premises") designated as Suite 101 on the floor plan of the first floor attached hereto as Exhibit "A", in that certain office building (the "Building"), located at 700 South Federal Highway, Via Mizner Financial Plaza, Boca Raton, Florida 33432.

         THE LEASED PREMISES CONSTITUTE A PART OF AND ARE INCLUDED IN A LEASE ENTERED INTO BY LESSOR (AS TENANT) AND VIA MIZNER ASSOCIATES, A FLORIDA GENERAL PARTNERSHIP (AS LANDLORD, HEREIN REFERRED TO AS THE "MASTER LESSOR") PURSUANT TO THAT CERTAIN LEASE AGREEMENT DATED MARCH 18, 1994, WHICH MASTER LEASE, TOGETHER WITH ALL EXHIBITS, AMENDMENTS AND MODIFICATIONS THERETO, IS COLLECTIVELY REFERRED TO HEREIN AS THE "MASTER LEASE". THIS SUBLEASE
AGREEMENT CONSTITUTES A SUBLEASE UNDER, PURSUANT TO, AND SUBJECT TO THE MASTER LEASE AND THIS SUBLEASE AGREEMENT SHALL NOT BE CONSTRUED OR INTERPRETED TO ALTER, MODIFY OR AMEND ANY TERM OR PROVISION OF THE MASTER LEASE. ALL OF THE TERMS, COVENANTS AND CONDITIONS OF THE MASTER LEASE ARE SUPERIOR TO THIS SUBLEASE AGREEMENT. ALL OF THE TERMS, COVENANTS, AND CONDITIONS OF THE MASTER LEASE APPLICABLE TO THE LEASED PREMISES ARE AND WILL BE BINDING UPON THE LESSEE, AND ITS SUCCESSORS AS IF EXPRESSLY SET FORTH HEREIN, EXCEPT LESSOR'S EXCLUDED OBLIGATIONS AS SET FORTH IN PARAGRAPH 5.C. HEREINAFTER. A COPY OF THE MASTER LEASE IS ATTACHED HERETO AS EXHIBIT "E".




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                          SUBLEASE INFORMATION SUMMARY

         A. Date of Lease: May 1, 1997

         B. LESSOR: BUENOS AIRES EMBOTELLADORA S. A., a stock corporation and existing under the laws of Argentina

         C. LESSEE: MACKENZIE INVESTMENT MANAGEMENT, INC., a Delaware corporation

         D. LESSEE'S SUITE NO.: Suite 101 which is a portion of Suite 100 as described and depicted in the Master Lease; Suite 101 is depicted on Exhibit "A" attached to this Sublease, (hereinafter referred to as Suite 101) of Via Mizner Financial Plaza, 700 South Federal Highway, Boca Raton, Florida 33432.

         E. Net Rentable area of Premises: 7,378 square feet.

         F. Lease Commencement Date: Upon execution of this Lease by Lessor and Lessee and execution of Consent to Lease by Master Lessor, Lessor and Lessee.

         Rent Commencement Date: Upon execution of this Lease by Lessor and Lessee and execution of Consent to Lease by Master Lessor, Lessor and Lessee, subject to the provisions of Paragraph 3 (d).

         G. Expiration Date: June 30, 2001.

         H. Lease Term: Four (4) years, Two (2) months.

         I. Improvement Allowance: None

         J. Base Rent: See Paragraph 3 hereinafter.

         K. Operating Costs Passthru: See Paragraph 4 hereinafter.

         L. Security Deposit Received: N/A

         M. Use of Premises: Executive, Administrative, and general office purposes.



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         N. Base Annual Rent:

            Term                              Monthly                Annual

            Suite 101:
            First year from
            Rent Commencement Date:          $9,640.59             $115,687.04

            Consumer Price Index:

            1) Adjustment Date:              Annually, with the first adjustment
                                             date being one year from Lease
                                             Commencement Date

            2) Base Index No.:               Index for the month three (3)
                                             months prior to Lease
                                             Commencement Date as set forth
                                             in Paragraph F hereinabove.

         0. LESSEE's Address for Notices:


            Mackenzie Investment Management, Inc.
            700 South Federal Highway
            Suite 300
            Boca Raton, Florida  33432

         P. LESSOR's Address for Notices:

            Buenos Aires Embotelladora S.A.
            c/o Shearman and Sterling
            Citicorp Center
            153 East 53rd Street
            New York, NY  10022
            Attn: Beth Rosen

            With a copy to:

            Mr. James M. Hankins
            Attorney at Law
            Hodgson, Russ, Andrews, Woods & Goodyear, LLP
            2000 Glades Road, Suite 400
            Boca Raton, Florida 33431

         Q. LESSEE's Real Estate Broker:    None

         R. LESSOR's Real Estate Broker:    Wargo Property Company
                                            Attn: John M. Wargo





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                 THE FOREGOING SUBLEASE INFORMATION SUMMARY IS
                  AN INTEGRAL PART OF THIS SUBLEASE AGREEMENT.

         1. LEASE TERM AND PREMISES.

                    Lease Term. In consideration of the rents, covenants and agreements hereafter reserved and contained on the part of the LESSEE to be observed and performed, the LESSOR subleases to the LESSEE, and LESSEE rents from LESSOR, that certain premises now existing in VIA MIZNER FINANCIAL PLAZA, which premises is Suite No. 101, 700 South Federal Highway, Boca Raton, Florida 33432 more particularly described on Exhibit "A" attached hereto. LESSOR and LESSEE agree that Suite 101 contains an area of 7,378 square feet (as depicted in Exhibit "A" attached hereto) herein called the LEASED PREMISES. The term of this Lease shall be from the Lease Commencement Date (as defined in Paragraph F of the Sublease Information Summary) to the Expiration Date (as defined in Paragraph G of the Sublease Information Summary).

         2. USE.

                    LESSEE covenants and agrees with LESSOR that the Leased Premises will not be used for any purpose or use other than as provided for in Paragraph M of the Sublease Information Summary. LESSEE shall comply with all laws, ordinances, rules and regulations of applicable governmental authorities respecting the use, operation and activities of the Leased Premises, and shall not cause offensive use of the Leased Premises or Building or such other areas, or any part thereof, or cause any nuisance thereon. LESSEE shall not make any use of the Leased Premises which would make void or voidable any policy of insurance covering the Leased Premises or the Building or Common Areas or facilities. LESSEE shall use the Leased Premises only for the purpose stated in this Paragraph 2 and shall not suffer or permit any waste or mistreatment to the Leased Premises, or the Building or the Common Areas and facilities; ordinary commercial wear excepted. LESSEE agrees to abide by all the applicable provisions of the Master Lease, including, but not limited to, the rules or regulations promulgated by Master LESSOR as adopted from time to time, the rules and regulations contained in Exhibit "E" attached hereto.

         3. BASE ANNUAL RENT.


                           a) Base Annual Rent Payments: Tenant agrees to pay
Landlord, (subject, however to adjustment as herein provided), as Base Annual Rent the sum or sums set forth in Section (N) of the Sublease Information Summary (hereinafter referred to as "Base Annual Rent"). The Base Annual Rent during the term of this LEASE shall be payable by the LESSEE in equal monthly installments, on or before the first day of each month during the term of the LEASE in advance, by wire transfer to:




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                        Buenos Aires Embotelladora S.A.
                        JP Morgan
                        Account No. 600 12 231
                        ABA Routing No. 021 000 238

or at such other place designated by LESSOR, without notice or demand, and without any deduction, counterclaim, or set-off whatsoever.

               In the event that at any time any personal or corporate check of LESSEE should be returned marked "insufficient funds" or should not be promptly paid by the drawee bank for any other reason, LESSOR may, without prejudice to any other right or remedy accruing to LESSOR under this LEASE, require that all future rental payments are to be made on or before the due date by cashier's check or official check drawn on a bank located in Palm Beach County, Florida.

                b) Cost of Living Increases in Base Annual Rent: Commencing July 1, 1997 (being the first Adjustment Date), and annually thereafter, the Base Annual Rent shall be adjusted (increased but not decreased) by the following mathematical formula:

                                 A = [(B x C )]
                                           D

A is the Base Annual Rent for the year following the Adjustment Date (thereafter the "Adjusted Base Annual Rent").

B is the Base Annual Rent set forth in Section (N) of the Sublease Information Summary.

C is the Consumer Price Index (as described in Section (N) of the Sublease Information Summary) in effect three (3) months prior to the month in which each Adjustment Date occurs.

D is the Consumer Price Index (as described in Section (N) of the Sublease Information Summary) for the month which is three (3) months prior to the Lease Commencement Date.

The formula shall adjust the Base Annual Rent set forth in Section (N) of the Sublease Information Summary by the product obtained by multiplying the Base Annual Rent times a fraction, the numerator of which shall be the Consumer Price Index for all Urban Consumers (CPI-U) issued by the Bureau of Labor Statistics of the U.S. Department of Labor, using the year 1982-84 as a base of 100, (the "Index") for the month three (3) months preceding the month in which the Adjustment Date occurs, and the denominator shall be the





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Consumer Price Index as described in Section (N) of the Sublease Information
Summary. The result of this calculation shall be the Adjusted Base Annual Rent for the year following each Adjustment Date.

               In the event that the Index herein referred to ceases to be published during the term of this Lease, or if a substantial change is made in the method of establishing such Index, then the determination of the adjustment in the Base Annual Rent shall be made with the use of such conversion factor, formula or table as may be published by the Bureau of Labor Statistics, or if none is available, the parties shall accept comparable statistics on the cost of living in the United States, as shall then be computed and published by an agency of the United States, or if none, by a respected financial periodical selected by Master Lessor.

               LESSOR and LESSEE agree that notwithstanding anything to the contrary contained herein, in no event shall such annual adjustment of the Base Annual Rent calculated on each Adjustment Date (as described in this Subparagraph b) of Paragraph 3) be less than three percent (3%) per annum nor more than six percent (6%) per annum for each year of this LEASE.

                c) LESSEE shall also pay, as additional rent, all sales or use or excise tax imposed, levied or assessed against the rent (and any other charge or payment of LESSEE required herein including but not limited to the Operating Costs Passthru as provided for in Paragraph 4 hereinafter), by any governmental authority having jurisdiction thereover, even though the taxing statute or ordinance may purport to impose such sales tax against the LESSOR. The payment of sales tax shall be made by LESSEE on a monthly basis, concurrently with the monthly payment of the Base Annual Rent.

                d) Inventory. Provided the LESSEE is not in default under the terms and conditions of this Sublease Agreement or the Master Lease Agreement at any time during the first two years of this Sublease Agreement, LESSOR and LESSEE agree that the items described in the Inventory attached hereto as Exhibit "D" shall be transferred by Bill of Sale attached hereto as Exhibit
"F" from LESSOR to LESSEE on the second anniversary of the Lease Commencement Date. LESSEE covenants and agrees that the Inventory shall remain in the Leased Premises until the second anniversary of the Lease Commencement Date. LESSEE shall be responsible for the maintenance and care of the Inventory, and LESSEE shall maintain the Inventory in good condition, ordinary commercial wear excepted and further LESSEE shall not transfer, sell, encumber or dispose of the Inventory in any manner prior to the second anniversary of the Lease Commencement Date.





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                e) Security Agreement. In addition to and independent of any lien in favor of LESSOR arising by operation of law, LESSEE hereby grants to LESSOR a security interest in all the Inventory described in Exhibit "D" to secure the payment of rent and the performance of all other duties and obligations of LESSEE hereunder. LESSEE agrees to execute upon request by LESSOR any and all financing statements and to perform any other act reasonably necessary to the perfection of the security interest in the Inventory granted herein. The occurrence of any one or more of the events of default set forth in Paragraph 15 of this LEASE shall constitute default in this security agreement and shall entitle LESSOR to avail itself, following the expiration of any relevant cure period specified herein, of any remedy or remedies available to it at law or in equity, including the provisions of Chapters 679 and 78, Florida Statutes, and under this LEASE. Further, in event of any default by LESSEE of any provisions of this LEASE, LESSOR shall be entitled to the issuance of a pre-judgment writ of replevin without notice and LESSOR shall have the right to take possession as allowed under Chapter 78, Florida, Statutes, and to take possession of the Leased Premises. Provided the LESSEE is not in default on the Lease Expiration Date, the LESSOR shall terminate and release the security interest in the Inventory simultaneously with the LESSOR returning LESSEE's Security Deposit.

                f) Financing Agreement. LESSEE agrees not to enter into, execute or deliver any financing statement or security agreement or otherwise encumber the Inventory and, in the event LESSEE does so execute or deliver such financing statement, security agreement or otherwise encumber the Inventory, such action on the part of the LESSEE shall be considered a breach of the terms and conditions of this LEASE and shall be a default by LESSEE entitling LESSOR to such remedies as are provided for herein. LESSEE shall execute in recordable form a UCC-l Financing Statement to create and perfect the first security interest of LESSOR. If LESSEE defaults in its obligations under this LEASE or any future amendments, LESSOR shall be entitled to take immediate possession of all Inventory upon which the LESSOR has a lien or security interest.

         4. OPERATING COSTS PASSTHRU.

               LESSEE acknowledges and agrees that the Master Lease provides for the payment by LESSOR to Master Lessor of a pro rata share of the operating costs as the same are defined and set forth in Section Two and other sections of the Master Lease. LESSEE covenants and agrees to pay to LESSOR on the first day of each month following the Lease Commencement Date, all of the Operating Costs and other expenses applicable to the Lease Premises which are a portion of Suite 100. LESSEE will pay a pro rata payment of such operating costs and operating expenses as is provided for in the Master Lease which LESSOR is obligated to pay to Master Lessor. The payment due from LESSEE to LESSOR on the first day of the month




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following the Lease Commencement Date and on the first day of each month thereafter during the term of this LEASE (subject to adjustments as provided for in the Master Lease) for the Operating Costs is $3,541.44, together with applicable sales tax as provided for herein. It is the intent of LESSOR and LESSEE that this Paragraph 4 requires LESSEE to pay to LESSOR not more than or less than LESSEE's pro rata share of all Operating Costs and other charges (payable by LESSOR to MASTER LESSOR pursuant to the provisions of the Master Lease) applicable to Suite 100 (as said Suite 100 is identified and depicted in the Master Lease). Additionally, LESSEE shall pay to LESSOR a pro rata share of
(i) electricity and (ii) air conditioning maintenance as provided for in the Master Lease; and (iii) any janitorial service provided to the common areas of Suite 100 and to the Leased Premises.

               If the Lease Commencement Date occurs on a date other than the first day of the month, then LESSEE shall pay to LESSOR the Operating Costs for each day beginning with the Lease Commencement Date through and including the last day of the month in which the Lease Commencement Date occurs. The Operating Costs for such partial month shall be paid on a per diem basis, together with applicable sales tax as provided for herein. The per diem Operating Costs for this period shall be paid by LESSEE to LESSOR on the Lease Commencement Date.

         5. LESSEE'S CONSTRUCTION OF IMPROVEMENTS; ACCEPTANCE BY LESSEE IN "AS IS" CONDITION; EXCLUDED OBLIGATIONS

                  a) LESSEE'S CONSTRUCTION OF IMPROVEMENTS. On or after the Lease Commencement Date, LESSEE may elect to modify the Leased Premises which modifications require the reasonable review and approval of LESSOR, AND the compliance with and approval of the Master Lessor in accordance with the applicable terms and conditions of the Master Lease. LESSEE shall submit to LESSOR all documents and plans as required under the Master Lease for LESSOR'S reasonable review and approval which shall not be unreasonably withheld or delayed. Upon LESSOR'S approval, LESSOR will submit such reviewed and approved plans of LESSEE to the Master Lessor. The LESSEE shall comply with all requirements of Master Lessor as set forth in the Master Lease in connection with plan review and approval. Additionally all requirements and provisions of the Master Lease applicable to the construction of the improvements set forth in the plans prepared by LESSEE and approved by LESSOR and Master LESSOR shall be complied with by LESSEE. All documents required to be submitted to Master Lessor in accordance with the terms of the Master Lease shall be first submitted to LESSOR for its reasonable review and approval. LESSOR shall then submit such documents to Master LESSOR and LESSOR shall use commercially reasonably efforts to assist LESSEE in obtaining any necessary approvals and consents required from the Master Lessor. LESSOR shall use commercially reasonable efforts to assist LESSEE in communicating with Master Lessor in joint meetings with Master




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Lessor, LESSOR and LESSEE in connection with obtaining the necessary consents and approvals for such construction and in connection with the implementation of such construction process.

                  The LESSEE upon expiration of the Lease shall restore the Leased Premises to the condition the Lease Premises were in on the date the Lease was entered into ordinary commercial wear excepted, provided, however, that any alteration, modification or improvement which is approved by LESSOR and Master Lessor shall at the expiration of the term of the Lease remain in and not be removed from the Leased Premises. LESSEE and LESSOR covenant and agree that if LESSOR approves modifications to the Leased Premises, that LESSEE shall have the obligation to remove such modifications and restore the Leased Premises to its original condition, as it existed upon delivery of possession to LESSEE, upon expiration of the Lease. At the expiration of the term of the Lease, LESSEE shall remove the following items from the Leased Premises:

                  1. Inventory.

                  2. All furniture and equipment of the LESSEE.

                  b) Acceptance by LESSEE in "AS IS" Condition. LESSEE accepts the Leased Premises in the condition it exists upon delivery of possession and without any warranty, representation of LESSOR or recourse to the LESSOR for any condition of or circumstance relating to the Leased Premises, Building, Common Areas or Inventory located therein; provided, however, that LESSOR is making to LESSEE certain express representations and warranties with respect to the Inventory as set forth in this Sublease and in the Bill of Sale.

                  c) The term "Excluded Obligations" as used in this Lease shall mean the following (1) any obligations of LESSOR as "Tenant" under the Master Lease arising prior to the Lease Commencement Date, (2) any obligations of LESSOR as "Tenant" under the Master Lease arising after the Lease Commencement Date with respect to Suite 200 as described in the Master Lease,
(3) any obligations of LESSOR as "Tenant" under the Master Lease under Paragraph 2 of Exhibit Two of the Master Lease, and (4) Lessor's obligation as "Tenant" under the Master Lease to pay Fixed Minimum Annual Rent to the Master Lessor as set forth in Article II of the Master Lease.

         6. REPAIRS. MAINTENANCE AND SERVICES.

                  a) LESSEE acknowledges that the LESSOR does not provide, and is not obligated to provide any repairs, maintenance or services to the Leased Premises. LESSEE acknowledges and agrees that LESSOR is not providing any janitorial, maintenance or repair services in connection with the Leased Premises. LESSOR will pass thru to LESSEE, without recourse or representation, any and





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all janitorial, maintenance, repair and other services provided by Master
Lessor pursuant to the terms of the Master Lease. LESSOR will reasonably cooperate with LESSEE to cause such services of the Master Lessor to be provided as contemplated and pursuant to the terms of the Master Lease. LESSEE acknowledges that LESSEE has reviewed and understands the Master Lease and shall perform and pay as LESSEE of this Lease all the costs and expenses of LESSOR applicable to the Leased Premises as set forth in the Master Lease, including but not limited to those set forth in Section 7.02 and Article IX of the Master Lease. These costs and expenses, include, but are not limited to electricity; HVAC maintenance; repairs and maintenance agreements; janitorial services; security system for Leased Premises.

                  b) Parking. LESSEE acknowledges that Master Lessor controls and allocates all parking in Via Mizner Financial Plaza in accordance with the terms of the Master Lease. During the term of this Lease, LESSEE shall have Via Mizner Financial Plaza parking allocated as follows:

         (i)   5 Spaces in Reserved section of the garage;

         (ii)  9 Spaces in the Open section of the garage;

         (iii) 3 Spaces in the open surface parking area;

         (iv)  6 Spaces in the Reserved surface parking area.

                  c) Building Access. Access to the Leased Premises on a twenty four (24) hour basis shall be provided to the LESSEE by a card key access system operated and maintained by the Master Lessor. LESSEE shall comply with all procedures established by Master Lessor in connection with the use and operation of the card key access system.

                   d) Building Security. Building security is provided by the Master Lessor through a card key access system during those hours when the Building is not open to the public. Building hours are established and controlled by the Master Lessor and at the time of execution of this Lease are as follows: Monday through Friday, 7:00 A.M. through 6:00 P.M., E.S.T. The card key access system provided by Master Lessor allows entry at the front entrance and at the garage access of the Building in which the Leased Premises is located. LESSEE acknowledges that the direct outside access points to the common areas of the building are monitored by a third party for forced entry and video tape surveillance is employed for the main and garage elevator lobbies as well as in other areas in the garage, and that these services and other Building security are provided through and controlled by the Master Lessor and are passed through to LESSEE without warranty, representation or recourse to LESSOR.

                  e) Leased Premises Security. LESSOR authorizes LESSEE to install a Leased Premises security system at LESSEE'S expense and upon LESSEE complying with the provisions of Paragraph




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5 (a). Upon completion of installation by LESSEE of the security system for the
Leased Premises, LESSEE shall provide to LESSOR the security system access codes for use by Master Lessor and LESSOR and LESSOR's designated representatives for repairs, maintenance and emergencies. LESSOR shall have the same right, during normal business hours, to enter and to inspect the Leased Premises as set forth in the Master Lease; provided, however, that except in a bona fide emergency, all entries into, and inspections of, the Leased Premises by LESSOR shall be in the presence of an officer or representative of LESSEE.

                  f) LESSEE Identification. Signage in Via Mizner Financial Plaza is allocated, permitted and approved by the Master Lessor. LESSEE, subject to Master Lessor's approval (as to content and style), will be permitted to: place LESSEE's identification on the three existing tenant directory signs, which existing tenant directory signs are located: (i) at the ground floor elevator lobby; (ii) at the garage elevator lobby; and (iii) at the east entry canopy.

         7. QUIET ENJOYMENT.

                  a. LESSEE'S QUIET ENJOYMENT. LESSOR covenants that so long as LESSEE pays the rent reserved in this Lease and performs its agreements hereunder, and under the Master Lease, LESSEE shall, subject only to the provisions of this Lease, and the Master Lease have the right to quietly enjoy and use the Leased Premises for the term hereof, except as provided hereinafter:

                           1) The provisions pertaining to parking in Section
2.04 beginning at the bottom of Page 12 and continuing to Page 13 of the Master lease; and

                           2) The Lessor's right as "Tenant" under the Master
Lease to audit as set forth in Section 2.06(f) on Page 18 and Pages 19 and 20;
and

                           3) The provisions of the second sentence of Section
6.02 on Page 26 of the Master Lease; and

                           4) The provisions of Section 10.03 of the Master
Lease; and

                           5) The provisions pertaining to the rights of Lessor
as "Tenant" under the Master Lease to assign or sublet in Section 11.01 beginning on Page 35 and continuing on Pages 36 and 37 of the Master Lease; and

                           6) The provisions of Section 11.05 on Pages 38 and
39 of the Master Lease; and



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                           7) The following provision contained in Section
15.01 on Page 42 of the Master Lease:

         "If the building in which the Leased Premises are located shall be rendered wholly untenable by reason of such occurrence, the Tenant shall have the right, to be exercised by notice to Landlord within fifteen (15) days after said occurrence, to elect to cancel and terminate this Lease and in such event this Lease and the tenancy hereby created shall cease as of the date of said occurrence and all insurance proceeds maintained pursuant to the terms of this Lease payable as a result of said occurrence, shall be paid to Landlord."

and the exercise of such right remains in the sole and absolute discretion of the Lessor as "Tenant" under the Master Lease; and

                           8) The following provision contained in Section
15.03 on Page 43 of the Master Lease:

         Upon Tenant completing the tenant improvements described in EXHIBIT "D" and obtaining a certificate of occupancy for the Leased Premises from all governmental authorities having jurisdiction over the tenant improvements, Landlord shall pay to Tenant a tenant improvement allowance of Twenty-Five and 00/100 ($25.00) Dollars per square foot for each square foot of rental space for which Tenant pays rent to the Landlord (the total square footage shall be calculated in accordance with EXHIBIT "J") to the extent insurance proceeds are received relative to such tenant improvements by Landlord."

and any sum paid pursuant to the above provisions shall be for the sole and exclusive benefit of Lessor as "Tenant" under the Master Lease; and

                           9) The provisions pertaining to termination of the
Lease by Lessor as "Tenant" under the Master Lease contained in Section 16.02 on Pages 44 and 45 of the Master Lease.

                           10) The provisions of Paragraphs 1, 2, and 3 of
Exhibit Two of the Master Lease.

                  b. LESSOR shall indemnify and hold harmless LESSEE, its directors, members, officers, employees, and agents (collectively, the "Lessee Indemnified Parties") from and against any and all claims, liabilities and damages (including, without limitation, attorneys fees, expenses and costs) incurred by the Lessee Indemnified Parties arising out of, or related to, any default by LESSOR as Tenant under the Master Lease or breach by LESSOR as Tenant under the Master Lease with respect to, or in connection with, any portion of the Leased Premises covered by the Master Lease.

                  LESSEE shall indemnify and hold harmless LESSOR, its directors, members, officers, employees, and agents (collectively, the "Lessor Indemnified Parties") from and against any and all claims, liabilities and damages (including, without limitation, attorneys fees, expenses and costs) incurred by the Lessor Indemnified Parties arising out of, or related to, any default by LESSEE or breach by LESSEE with respect to, or in connection with, LESSEE'S obligations and responsibilities as set forth herein to comply with the terms of the Master Lease.

         8. ASSIGNMENT, SUBLETTING AND CHANGE OF OWNERSHIP.

                  LESSEE acknowledges that LESSEE'S agreement to operate in the Leased Premises for the use set forth in Paragraph 2 hereof for the term hereof was a primary inducement and precondition to LESSOR'S agreement to lease the Leased Premises to LESSEE. Accordingly, LESSEE'S interest in the Leased Premises shall be limited to the use and occupancy thereof in accordance with the provisions hereof and shall be non-transferable. Any attempt by LESSEE to sublet the Leased Premises in whole or in part grant or supply occupancy rights to third parties, or to sell, assign, lien, encumber or in any manner transfer this Lease or any interest therein shall constitute a default hereunder, as shall any attempt by LESSEE to assign or delegate the management or to permit the use or occupancy of the Leased Premises or any part thereof by anyone other than LESSEE. LESSOR and LESSEE acknowledge and agree that the foregoing provisions have been freely negotiated by the parties hereto and that LESSOR would not have entered into this Lease without LESSEE'S consent to the terms of this Paragraph. Any attempt by LESSEE to sublet all or any portion of the Leased Premises, to encumber same, or in any manner to transfer, convey or assign LESSEE'S interest therein or allow the use or management thereof shall be void ab initio.

         9. ALTERATION AND REMOVAL OF EQUIPMENT.

                  Except to the extent and in the manner provided in Paragraph 5(a) above, LESSEE shall not make any alteration or addition to the Leased Premises, including, but not limited to, the installation of electrical wiring and partitions without first obtaining the express prior written consent of LESSOR (which consent by LESSOR shall not be unreasonably withheld or delayed) and the Master LESSOR. Upon expiration and termination of this Lease, and subject to LESSEE'S obligations provided for in Paragraph 5(a) above, all installations, fixtures, improvements and alterations made or installed by LESSEE, including, but not limited to, electric lighting fixtures, and all repairs, improvements, replacements and alterations to the Leased Premises are the sole and absolute property of LESSOR.

         10. LIENS.

                  LESSEE agrees it will make full and prompt payment of all sums necessary to pay for cost of repairs, alterations, improvements, changes or other work done by, or on behalf of, LESSEE to the Leased Premises and further agrees to indemnify and hold LESSOR harmless from any against any and all such costs and liabilities incurred by LESSEE, and against any and all construction, mechanic's, materialman's or laborer's liens arising out of or from such work, or the cost thereof, which may be asserted, claimed or charged against the Leased Premises or the Building or the Common Areas or the land upon which it is located. All modifications to, alterations of or improvements constructed within the Leased Premises requires the prior written approval of LESSOR and Master Lessor. Notwithstanding anything to the contrary in this Lease, the interest of LESSOR in the Leased Premises, the Building, the Common Areas and the land upon which it is located or otherwise, shall not be subject to liens for improvements made by or from LESSEE, whether or not the same shall be made or done in accordance with an agreement between LESSOR and LESSEE, and it is specifically understood and agreed that in no event shall LESSOR, or the interest of LESSOR in the Leased Premises, Building, or otherwise, be liable for or subjected to, any construction, mechanic's, materialman's or laborer's liens for improvements or repairs made by LESSEE, or for which LESSEE is responsible for payment under the terms of this Lease. LESSEE shall, not less than ten (10) days prior to undertaking or initiating any alterations or improvements of the Leased Premises, forward to LESSOR a copy of the written notice of the terms of this Paragraph 10 (which LESSEE hereby agrees to give) which LESSEE shall provide to all persons performing services or furnishing materials on its behalf. In the event any notice or claim of lien shall be filed in the Official Records Books of Palm Beach County, Florida against the interest of LESSOR in the Leased Premises, the Building, or the land upon which it is located, on account of or arising from any improvement or work done by or for LESSEE, or any person claiming by, through or under LESSEE, or for improvements or work the cost of which is the responsibility of LESSEE, LESSEE agrees to have such of claim of lien cancelled and discharged (either by payment or bond as permitted by law) within ten (10) days after notice to LESSEE by LESSOR and, in the event LESSEE shall fail to do so, LESSEE shall be in default under this Lease. At LESSOR'S option, LESSEE agrees to execute a Memorandum of Sublease, as set forth in Exhibit "C" attached hereto, to be recorded in the Public Records of Palm Beach County, Florida, setting forth the provisions of this Paragraph 10.

         11. CASUALTY AND CONDEMNATION.

                  a. CASUALTY. Within ten (10) days from the date LESSOR receives written notice from the Master Lessor under the applicable provisions of the Master Lease, LESSOR shall give the LESSEE written notice of LESSOR's election under the terms of this

Subparagraph (a). In the event the Leased Premises or the Building are rendered untenantable by fire or casualty or other event, LESSOR shall have the option, in LESSOR's sole and absolute discretion, of terminating this Lease, or rebuilding those portions of the Leased Premises for which LESSOR is responsible under the Master Lease within 120 days from the date the Master Lessor approves the reconstruction plans (submitted by LESSOR to Master Lessor pursuant to the terms of the Master Lease). LESSOR will submit to the Master Lessor reconstruction plans within 30 days from the date of casualty and the receipt of Master Lessor's notice under applicable provisions of the Master Lease (such date hereinafter referred to as "Reconstruction Plan Submission Date"). If LESSOR does not submit reconstruction plans on or before the Reconstruction Plan Submission Date, then LESSEE may elect to terminate this Sublease by providing LESSOR with written notice of termination not later than the 5th day following the Reconstruction Plan Submission Date, otherwise this Sublease shall remain in full force and effect. If LESSOR does not complete construction in accordance with the reconstruction plans approved by the Master Lessor within 120 days from the date that Master Lessor approves the reconstruction plans, then LESSEE may elect to terminate this Sublease by providing LESSOR with written notice of termination not earlier than 120 days and not later than 125 days following the Reconstruction Plan Submission Date, otherwise this Sublease will remain in full force and effect. If LESSOR elects to terminate this LEASE, the Base Annual Rent, Operating Costs and other charges and expenses shall be paid by LESSEE to LESSOR through the date of such fire, casualty or other event.

                  b. CONDEMNATION. All damages in the event of any condemnation are to belong to the Master Lessor whether such damages are awarded as compensation for diminution in value of the Leasehold or the fee of the Leased Premises, LESSEE shall have the right to claim and recover from the condemning authority, but not from LESSOR or Master Lessor, such compensation as may be separately awarded or recoverable by LESSEE in LESSEE's own right on account of any damage to LESSEE's business by reason of the condemnation and for or on account of any cost or loss to which LESSEE might be put in removing LESSEE's merchandise, furniture, fixtures, leasehold improvements and equipment, provided no such claim shall diminish or otherwise adversely affect Master Lessor's award. Each party agrees to execute and deliver to the other all instruments that may be required to effectuate the provisions of this Paragraph.

         12. INSURANCE.

                  (a) Indemnification. LESSOR shall not be liable for injury caused to any person or property by reason of the failure of LESSEE to perform any of its covenants or agreements hereunder, or failure of Master Lessor to perform any of its covenants or agreements under the Master Lease or for such damages or injury caused by reason of any defect in the Leased Premises or Building now or in the future existing, or for any damages or injury caused by reason or any present or future defect in the plumbing, wiring or piping of the Leased Premises or Building, or plumbing leaks or other consequences of such defects or system failure.

                  LESSOR shall indemnify and hold harmless LESSEE and its directors, members, officers, agents and employees from and against any and all claims arising for or in connection with the conduct, operation or management of VIA MIZNER FINANCIAL PLAZA, or any condition created by Master Lessor or LESSOR, their respective licensees, agents, contractors, or employees in or about VIA MIZNER FINANCIAL PLAZA during the term of this Sublease, or any act of negligence of Master Lessor or LESSOR, their respective licensees, agents, contractors, or employees in or about VIA MIZNER FINANCIAL PLAZA during the term of this Sublease; provided, however, that if the damages were not caused by the acts or omissions of LESSOR or LESSOR's directors, members, officers, agents or employees, then the liability of LESSOR under this indemnity shall not exceed the amount(s) paid by Master Lessor to LESSOR under, or pursuant to the terms of Section 8.05 of the Master Lease.

                  LESSEE shall indemnify and hold harmless LESSOR and all superior lessors and superior mortgagees, and its and their respective partners, directors, officers, agents and employees from and against any and all claims arising from or in connection with and (a) any act, omission or negligence of LESSEE, or any of its guests, invitees or licensees or its or their partners, directors, officers, agents, employees or contractors and (b) any breach or default by LESSEE in the full and prompt payment and performance of LESSEE'S obligations under this Lease; together with all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including, without limitation, all reasonable attorneys' fees and expenses. In the event LESSOR shall be made a party to any litigation or proceeding commenced by or against LESSEE, then LESSEE shall protect, indemnify and hold LESSOR harmless and LESSEE shall pay to LESSOR all costs, expenses and reasonable attorneys' fees (both trial and appellate fees) incurred or paid by LESSOR in connection with such litigation or proceeding. LESSEE shall also pay all costs, expenses and reasonable attorney's fees that may be incurred or paid by LESSOR in enforcing the covenants and agreements in this Lease.

                  (b) LESSEE. With respect to the Leased Premises, LESSEE shall, at its sole cost and expense, provide and maintain in force during the entire term of this Lease, and any extensions thereof, each and every policy of insurance required of LESSOR under the terms of the Master Lease (with the LESSOR and Master Lessor as co-insured as their interest may appear). Each such policy shall be obtained from a company satisfactory to Master LESSOR and reasonably satisfactory to LESSOR. The original of each such policy of insurance or certified duplicates thereof issued by the insurance or insuring organization shall be delivered by LESSEE to LESSOR on or before five (5) business days prior to occupancy of the Leased Premises by LESSEE. At all times during which construction is being performed upon the Leased Premises by LESSEE, including, but not limited to, any initial construction of the Leased Premises and during any alteration of the Leased Premises, LESSEE shall, at LESSEE'S sole cost and expense, shall provide and maintain in full force each and every policy of insurance required of LESSOR under the terms of the Master Lease (with the LESSOR and Master Lessor as co-insured as their interest may appear). The original policy or policies of insurance or certified duplicates thereof issued by the insuring organization shall be delivered by LESSEE to LESSOR on or before five (5) business days prior to the commencement of such construction. LESSEE shall indemnify LESSOR in the identical and precise manner that LESSOR has indemnified Master Lessor as set forth in Section 8.05 of the Master Lease; provided, however, that the indemnity by LESSEE shall only apply to acts or omissions occurring on or after the Lease Commencement Date. LESSEE waives its right of subrogation to LESSOR and Master Lessor in the identical and precise manner that LESSOR has waived subrogation to the Master Lessor as set forth in
Section 8.06 of the Master Lease. LESSOR waives any right of subrogation that it may have against LESSEE. LESSOR agrees to immediately give to each such insurance company written notification of the terms of the mutual waivers contained in this paragraph, and to have said insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waivers.

        13. BROKERAGE.

                  Each of the parties represents and warrants that it has dealt with no broker or brokers in connection with the execution of this Lease, except as set forth in Paragraph Q and R of the Sublease Information Summary and each of the parties agrees to indemnify the other against, and hold it harmless from, all liabilities arising from any claim for brokerage commissions or finder's fees resulting from the indemnitor's acts (including, without limitation, the cost of counsel fees in connection therewith) except as set forth in Paragraph Q and R of the Sublease Information Summary. LESSOR shall be responsible for and shall pay the brokers set for in Paragraph Q and R of the Sublease Information Summary in accordance with the terms and conditions of the separate written brokerage agreement between LESSOR and such brokers.

         14. INSPECTION AND REPAIR.


                  Master LESSOR and LESSOR, or its representatives shall have the right, at any reasonable time upon twenty-four (24) hours notice (except in the case of emergency), to enter upon the Leased Premises for the purpose of inspection or for the purpose of making or causing to be made any repairs, but the right of LESSOR to enter, repair or the exercise or failure to exercise said right, shall in no way diminish LESSEE'S obligations or enlarge LESSOR'S obligations under this Lease, or affect any right of LESSOR, or create any duty or liability in LESSOR to LESSEE or to any third party. Notwithstanding the foregoing, LESSOR shall have the same right, during normal business hours, to enter and to inspect the Leased Premises as set forth in the Master Lease; provided, however, that except in a bona fide emergency, all entries by LESSOR into, and inspections of, the Leased Premises shall be in the presence of an officer or representative of LESSEE.

         15. DEFAULT.

                  (a) In the event LESSEE shall (i) fail to make any rental or other payment due hereunder within ten (10) days after receiving written notice from LESSOR to LESSEE of non-payment, (ii) be adjudged bankrupt, (iii) make a general assignment for the benefit or creditors, (iv) have its leasehold estate taken by execution against LESSEE, (v) breach or fail to perform any of the agreements herein, or in the Master Lease attached hereto, (other than the agreement to pay rent as provided for in subparagraph (i) above), and shall fail to cure such default within fifteen (15) days after written notice from LESSOR, or if such default is of a nature that it cannot be reasonably cured within such fifteen (15) day period, then such commercially reasonable period thereafter, (provided LESSEE has commenced to cure and diligently pursues the curing of such default during such fifteen (15) day period and thereafter is diligently and expeditiously proceeding to cure such default), then LESSOR, in any such event(s), shall have the right to:

                  1. Terminate this Lease, resume possession of the Leased Premises for its own account and recover immediately from LESSEE the rent for which provision is made in this Lease together with any other damage occasioned by or resulting from a breach or default by LESSEE; and

                  2. In addition to the remedy provided in subparagraph 1 above, LESSOR may pursue such other remedies as are provided by law or in equity, or as set forth in this SUBLEASE AGREEMENT, in the event of any breach or default by LESSEE which is not cured within the notice and cure periods set forth hereinabove.

                  In any event, and irrespective of any remedy exercised by LESSOR, LESSEE agrees to pay, and LESSOR shall be entitled to recover, all reasonable costs and expenses incurred by LESSOR, including, but not limited to, reasonable attorneys' fees and appellate attorneys' fees, in connection with collection of rent or damages or enforcing other rights of LESSOR in the event of breach or default by LESSEE, irrespective of whether or not LESSOR elects to terminate this Lease by reason of such breach or default. LESSEE hereby expressly waives all rights of redemption, if any, granted by or under any present or future law in the event LESSOR shall obtain possession of the Leased Premises by virtue of the provisions of this Lease, or otherwise, and LESSOR and LESSEE each hereby expressly waives any right to trial by jury on any issue which may be litigated herein.

                  (b) If LESSEE shall fail to pay any rents, additional rents or any other payments due under this Lease within ten (10) days of the due date thereof, or in the event any check, bank draft, order for payment or negotiable instrument given to LESSOR for any payment under this Lease shall be dishonored for any reason whatsoever not attributable to LESSOR, then LESSEE shall pay to LESSOR an administrative charge of One Hundred Dollars ($100.00). LESSEE recognizes and agrees that the charge which LESSOR is entitled to make upon the conditions stated in this subparagraph (b) represents, at the time this Lease is made, a fair and reasonable estimate and liquidation of the cost of LESSOR in the administration of the collection of payments due hereunder resulting to LESSOR from the events described which costs are not contemplated or included in any other rental charges provided to be paid by LESSEE to LESSOR in this Lease. The provisions herein for administration charges shall not be construed to extend the date for payment of any sums required to be paid by LESSEE hereunder or to relieve LESSEE of its obligation to pay all such sums at the time or times herein stipulated.

                  (c) EACH OF LESSOR AND LESSEE HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS SUBLEASE AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF LESSOR. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LESSOR ENTERING INTO THIS SUBLEASE AGREEMENT.

         16. WAIVER OR ESTOPPEL.

                  The failure of LESSOR to insist, in any one or more instances, upon strict performance of covenants, conditions or agreements of this Lease, or exercise any option of LESSOR herein contained, shall not be construed as a waiver or relinquishment for the future enforcement of such covenant, agreement or condition.

         17. ESTOPPEL CERTIFICATE.

                  LESSEE agrees that, from time to time, upon not less than ten
(10) days prior written request by LESSOR, LESSEE will deliver to LESSOR a statement in writing certifying (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease is in full force and effect as modified), (ii) the dates to which the rent and other charges have been paid, and (iii) that, so far as the person delivering said statement knows, LESSOR is not in default under any provision of this Lease (or if the LESSOR is in default, specifying each such default of which the person delivering said statement may have knowledge). LESSOR agrees that, from time to time, upon not less than ten (10) says prior written request by LESSEE, LESSOR will deliver to LESSEE a statement in writing certifying (i) that this Lease is unmodified and in full force and effect (of if there have been modifications, that the Lease is in full force and effect as modified), (ii) the dates to which the rent and other charges have been paid and (iii) that, so far as the person delivering said statement knows, LESSEE is not in default under any provision of this Lease (of if LESSEE is in default, specifying each such default of which the person delivering said statement may have knowledge). LESSOR understands and acknowledges that any such statement so delivered may be relied upon by LESSEE or any lender to LESSEE. LESSEE understands and acknowledges that any such statement so delivered may be relied upon by LESSOR, Master Lessor or any prospective purchaser, mortgagee, or any assignee of any mortgage on the Building, or the land upon which it is located.

         18. HOLDING OVER.

                  If LESSEE retains possession of the Leased Premises, or any part thereof, after the termination of the term or any extension thereof, LESSEE shall, for the time LESSEE thus remains in possession, pay to LESSOR rent at double the Base Monthly Rental Payment payable for the month immediately preceding said holdover, together with Operating Costs Passthru as provided for in Paragraph 4 and any other sums provided for in accordance with the terms of this Lease. The provisions of this Paragraph 18 do not waive LESS9R'S rights of reentry or any other right hereunder. Any retention of the Leased Premises after the termination of this Lease, or any extension thereof, shall be considered as a month-to-month holdover unless otherwise agreed to in writing by the LESSOR.

         19. NOTICES.

                  All notices required or contemplated by this Lease shall be in writing and shall be delivered in person or by United States certified mail, return receipt requested, addressed to whom such notice is directed at the addresses set forth in the Sublease Information Summary. By giving at least ten
(10) days prior written notice to the other party, either of the parties hereto may change their address for the purpose of notices hereunder to a mailing address located within the State of Florida.

         20. APPLICABLE LAW.

                  This Lease is entered into in the State of Florida and shall be governed by the applicable law of said State without reference to the conflict of laws rules. The conditions, covenants and agreements contained in this Lease shall bind and inure to the benefit of LESSOR and LESSEE and their respective heirs, distributees, successors and, except as otherwise provided in this Lease, their assigns or sublessees. A facsimile copy of this Sublease and the signatures on such facsimile copy of this Sublease shall be considered for all purposes as originals.


         21. BINDING EFFECT.

                 The conditions, covenants and agreements contained in this Lease shall bind and inure to the benefit of LESSOR and LESSEE and their respective heirs, distributees, successors and, except as otherwise provided in this Lease, their assigns or sublessees.

         22. INVALIDITY OF PARTICULAR PROVISIONS.

                  If any clause or provision of this Lease is or becomes illegal, invalid, or unenforceable because of present or future laws or any rule or regulation of any governmental body or entity, the intention of the parties hereto is that the remaining parts of this Lease shall not be affected thereby unless such invalidity is, in the sole and absolute discretion of LESSOR, essential to the rights of both parties, in which event, LESSOR has the right to terminate this Lease on written notice to LESSEE.

         23. ENTIRE AGREEMENT.

                 LESSEE agrees that LESSOR has not made any statement promise or agreement, or taken upon itself any engagement whatsoever, verbally or in writing, in conflict with the terms of this Lease, or in which any way modifies, varies, alters enlarges or invalidates any of its provisions. This Lease sets forth the entire understanding between LESSOR and LESSEE, and shall not be changed, modified, or amended except by an instrument in writing signed by the party against whom the enforcement of any such change, modification or amendment is sought. Whenever used herein, the singular number shall include the plural and the plural the singular and the use of any gender shall include all genders. The headings set forth in this Lease are for ease of reference only, and shall not be interpreted to modify or limit the provisions hereof.

         24. HAZARDOUS MATERIALS.

                  A. PROHIBITION OF STORAGE. As used herein, "Hazardous Materials Laws" means all federal, state and local laws, statutes ordinances and regulations, rules, rulings, policies, orders and administrative actions and orders relating to industrial hygiene, environmental protection or the use, analysis, generation, manufacture, storage, disposal or transportation of any oil, flammable explosives, asbestos, urea formaldehyde, radioactive materials or waste, infectious waste, or other hazardous, toxic, contaminated or polluting materials, substances or wastes, including, without limitation, any "hazardous substances," "hazardous wastes," "hazardous materials" or "toxic substances" under any such laws, ordinances or regulations (collectively, "Hazardous Materials"). LESSEE shall, at its own expense, at all times and in all respects: (i) comply with all Hazardous Materials Laws regarding Hazardous Materials introduced in or about the Building by or at the direction of LESSEE or in connection with LESSEE'S use of VIA FINANCIAL MIZNER PLAZA, including the Leased Premises during the Lease Term or any period subsequent to the Lease Term that LESSEE retains possession of all or any part of the Leased Premises ("LESSEE's Hazardous Materials"); and (ii) procure, maintain in effect and comply with all conditions of any and all permits, licenses and other governmental and regulatory approvals relating to LESSEE'S Hazardous Materials within, on, under or about the Building in conformity with all applicable Hazardous Materials Laws and prudent industry practices regarding management of such Hazardous Materials. LESSOR recognizes and agrees that LESSEE may use LESSEE'S Hazardous Materials in normal quantities that are applicable to general office use and that such use by LESSEE shall not be deemed a violation of this Paragraph, so long as the levels are not in violation of any Hazardous Materials Laws. Upon termination or expiration of the Lease, LESSEE shall, at its own expense, cause all of LESSEE'S Hazardous Materials to be removed from the Premises, the Building and Building Common Area and transported for use, storage or disposal in accordance and compliance with all applicable Hazardous Materials Laws. LESSOR acknowledges that it is not the intent of this Article to prohibit LESSEE from operating its business as described in the Lease. LESSEE may operate its business according to the custom of the industry so long as the use or presence of LESSEE'S Hazardous Materials is strictly and properly monitored according to all applicable governmental requirements. LESSEE shall indemnify, protect, defend (by counsel reasonably acceptable to LESSOR), and hold LESSOR and LESSOR'S officers, directors, employees and agents free and harmless from and against any and all claims, liabilities, penalties, forfeitures, losses and expenses (including reasonable attorneys' fees) or death of or injury to any person or damage to any property whatsoever, including, without limitation, the Premises, the Building or the Building common area, arising from or caused in whole or in part, directly or indirectly, by the presence in or about the Leased Premises, the Building common area, the Building of any of LESSEE'S Hazardous Materials or by LESSEE'S failure to comply with any Hazardous Materials Law regarding LESSEE'S Hazardous Materials or in connection with any removal, remediation, clean up, restoration and materials required hereunder to return the Premises and any other property of whatever nature to their condition existing prior to the appearance of LESSEE'S Hazardous Materials.

                  B. DISCLOSURE WARNING AND NOTICE OBLIGATIONS. LESSEE shall comply with all Hazardous Material Laws regarding the disclosure of the presence or danger of Hazardous Materials. LESSEE acknowledges and agrees that all reporting and warning obligations required under the Hazardous Materials Laws with respect to Hazardous Materials are the sole responsibility of LESSEE, whether or not such Hazardous Materials Laws permit or require LESSOR to provide such reporting or warnings, and LESSEE shall notify LESSOR, in writing, of any complaints, notices, warnings, reports or asserted violations of which LESSEE becomes aware relating to Hazardous Materials on or about the Premises within forty-eight (48) hours of such event. LESSEE shall also within twenty-four (24) hours notify LESSOR if LESSEE knows or has reason to believe Hazardous Materials have or will be released in or about the Leased Premises or the Building.

                  C. ENVIRONMENTAL TESTS AND AUDITS. LESSEE shall not perform or cause to be performed, any Hazardous Materials surveys, studies, reports or inspection, relating to the Premises without obtaining LESSOR'S advance written consent, which consent may be withheld in LESSOR'S sole discretion. At any time prior to the expiration of the Lease Term, upon twenty-four (24) hours prior written notice to LESSEE, LESSOR shall have the right to enter upon the Premises in the presence of LESSEE or a representative of LESSEE, in order to conduct appropriate tests and to deliver to LESSEE the results of such tests to demonstrate that levels of any Hazardous Materials in excess of permissible levels has occurred as a result of LESSEE'S use of the Premises.

                  E. SURVIVAL/LESSEE'S OBLIGATIONS. The respective rights and obligations of LESSOR and LESSEE under this Paragraph 25 shall survive the expiration or termination of this Lease.

                  F. RADON. RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risk to persons who are exposed to it over time. Levels of radon that exceed Federal and State Guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

                  IN WITNESS WHEREOF, LESSOR and LESSEE have caused this Lease to be executed, as required by law, as of the day and year first above written.



WITNESSES:                                 "LESSOR"

-------------------------------            BUENOS AIRES EMBOTELLADORA S A.,
                                           a stock corporation organized and
                                           existing under the laws of Argentina

------------------------------

                                           By: /s/
                                               --------------------------------


                                               Its: Executive Vice President

WITNESSES:                                "LESSEE"


Karen I                                   MACKENZIE INVESTMENT MANAGEMENT, INC.
-------------------------------           a Delaware corporation

Deborah J. Day
-------------------------------

                                          By: /s/ C
                                              ---------------------------------

                                              Its: Senior Vice President

                                LIST OF EXHIBITS




          EXHIBIT A                 Suite 100 Floor Plan

          EXHIBIT B                 Consent to Sublease

          EXHIBIT C                 Memorandum of Sublease

          EXHIBIT D                 Inventory

          EXHIBIT E                 Master Lease

          EXHIBIT F                 Bill of Sale

                            EXHIBIT "A" TO SUBLEASE


                                     [MAP]

                                 EXHIBIT "B"

                              CONSENT TO SUBLEASE

         This Agreement is entered into as of May 1, 1997 by and among VIA MIZNER ASSOCIATES, a Florida general partnership, ("MASTER LANDLORD"), BUENOS AIRES EMBOTELLADORA, S.A. a stock corporation organized and existing under the laws of Argentina, ("SUBLANDLORD") and MACKENZIE INVESTMENT MANAGEMENT, INC. a Delaware corporation ("SUBTENANT").

                              W I T N E S S E T H:

         WHEREAS, SUBLANDLORD is presently leasing certain premises located in Via Mizner Financial Plaza which is located at 700 South Federal Highway, Boca Raton, Florida 33432 (the "Premises") from MASTER LANDLORD pursuant to that certain lease dated March 18, 1994, ("Master Lease"); and

         WHEREAS, SUBTENANT desires to sublease a portion of the Premises from SUBLANDLORD pursuant to the Sublease Agreement (the "SubLease") to which this Consent to Sublease is attached as Exhibit "B"; and

         WHEREAS, SUBLANDLORD and SUBTENANT desire that MASTER LANDLORD consent to the Sublease as required pursuant to Article XI of the Master Lease, and MASTER LANDLORD is willing to consent to the Sublease on the terms and conditions set forth in this Consent to Sublease.

         NOW THEREFORE, based upon the foregoing mutual premises, and other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, it is agreed as follows:

         1. That the above recitals are true and correct and are incorporated herein by reference.

         2. MASTER LANDLORD does hereby consent to the Sublease as required pursuant to the terms and provisions of the Master Lease. This consent does not constitute approval by MASTER LANDLORD of any of the provisions of the Sublease or agreement thereto or therewith; nor shall the same be construed to amend the Master Lease in any respect, any purported modifications being solely for the purpose of setting forth the rights and obligations as between SUBTENANT and SUBLANDLORD, but not binding MASTER LANDLORD.

         3. SUBLANDLORD acknowledges and agrees that SUBLANDLORD shall not be released from, and shall continue to be bound pursuant to and in accordance with, all terms and conditions of the Master Lease notwithstanding in any manner whatsoever the MASTER LANDLORD's consent to the Sublease.

         4. SUBTENANT acknowledges that SUBTENANT and MASTER LANDLORD are not contractually bound in any manner except as expressly set forth in this Consent to Sublease. SUBTENANT specifically acknowledges that MASTER LANDLORD is not a party to the Sublease.

         5. If SUBLANDLORD breaches any of the terms and provisions of the Master Lease, MASTER LANDLORD shall receive directly from SUBTENANT all sums due or payable to SUBLANDLORD by SUBTENANT pursuant to the Sublease, and upon receipt of a written notice from MASTER LANDLORD referencing this paragraph, SUBTENANT shall thereafter pay to MASTER LANDLORD any and all sums becoming due or payable under the Sublease. SUBLANDLORD shall receive from MASTER LANDLORD a corresponding credit for such sums against any payments then due or thereafter becoming due from SUBLANDLORD. Neither the giving of such written notice to SUBTENANT nor the receipt of such direct payments from SUBTENANT shall cause MASTER LANDLORD to assume any of SUBLANDLORD's duties, obligations and/or liabilities under the Sublease and shall not in any manner whatsoever cause the SUBLANDLORD not to be in default and/or cure in any manner whatsoever any Event of Default by the SUBLANDLORD pursuant to the Master Lease, constitute a waiver by or on behalf of the MASTER LANDLORD of such Event of Default, and/or prohibit, preclude, and/or estop the MASTER LANDLORD from pursuing any and all remedies available to the MASTER LANDLORD upon the occurrence of an Event of Default pursuant to the Master Lease.

         6. In the event an Event of Default occurs pursuant to the Master Lease, then, in that event, MASTER LANDLORD shall notify the SUBTENANT in writing at the Suite 101 portion of the Leased Premises ("Default Notice"). Provided the SUBTENANT properly cures any such Event of Default within Five (5) days of the delivery of the Default Notice and thereafter causes the payment of all Fixed Minimum Annual Rent and Additional Rent as set forth in the Master Lease and the performance of any and all terms, covenants, and conditions of the Master Lease to be properly performed in regard to the Suite 101 portion of the Leased Premises of the Master Lease, then:

                  (i) The SUBTENANT'S possession of the Suite 101 portion of the Leased Premises pursuant to the Master Lease shall not be disturbed by the MASTER LANDLORD as a result of or in the exercise of any of the rights of the MASTER LANDLORD against the SUBLANDLORD pursuant to the Master Lease;

                  (ii) MASTER LANDLORD shall not join the SUBTENANT as a party defendant in any action or proceeding for the purpose of terminating SUBLANDLORD'S possession of the Suite 101 portion of the Leased Premises pursuant to the Master Lease during the term of the Master Lease;

                  (iii) Effective upon the effective date of any such termination of the Master Lease, SUBTENANT shall be deemed to have assumed all of the obligations of the SUBLANDLORD pursuant to the Master Lease in regard to the Suite 101 portion of the Master Lease, and shall attorn to the MASTER LANDLORD pursuant to the Master Lease in regard to the Suite 101 portion of the Master Lease. Such attornment shall be effective and self-operative without the execution of any further instrument on the part of any party whatsoever. SUBTENANT shall execute and deliver at any time and from time to time, upon the request of the MASTER LANDLORD any instrument or certificate, in form and substance reasonably acceptable to the SUBTENANT, which may be reasonably necessary or appropriate to evidence such attornment.

         7. Anything to the contrary contained herein or in any other document or agreement notwithstanding, in the event the SUBLANDLORD does not properly exercise the option to extend the term of the Master Lease pursuant to Paragraph 3 captioned "Renewal Options" of Exhibit Two to the Master Lease, then, in that event, SUBTENANT shall be entitled to exercise the option to extend the term of the Master Lease for all of Suite 100 pursuant to the Master Lease in accordance with and pursuant to Paragraph 3 of Exhibit Two to the Master Lease in which event the terms and provisions of Paragraph 6(iii) hereof shall govern during any such extension of the term of the Master Lease by SUBTENANT pursuant to the provisions hereof. In the event the SUBTENANT exercises the option described above in this Paragraph 7 and the SUBLANDLORD has not exercised the option to renew set forth in the Master Lease, then, in that event: (1) the SUBLANDLORD shall be released from any and all obligations under the Master Lease and under the Sublease in regard to matters occurring subsequent to June 30, 2001 in the Suite 100 portion of the Leased Premises pursuant to the Master Lease upon the expiration of the original term of the Master Lease (which expiration date is June 30, 2001); (2) under no circumstances will the SUBLANDLORD be responsible for or have any liability for any matter occurring subsequent to June 30, 2001, including, but not limited to, any payment due under the Master Lease or the Sublease for any period of time after June 30, 2001 unless, SUBLANDLORD exercises (and issues SUBLANDLORD'S written notice of exercise of) the Renewal Options described in this Paragraph 7 and/or does not properly vacate the of the Leased Premises pursuant to the Master Lease.

         8. In no event whatsoever shall any terms and/or conditions of the Master Lease relative to the Suite 101 portion of the Leased Premises and/or the Sublease be amended, modified, altered, and/or changed in any manner whatsoever without the express written consent of the MASTER LANDLORD, SUBLANDLORD, and SUBTENANT, except that in the event any of such parties should be in default pursuant to the appropriate governing instrument, then, in that event, the consent of such defaulting party shall not be required, provided that no amendment shall increase the burdens and/or duties of the non-consenting party.

         9. Counterparts. This agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart. A facsimile copy of this Sublease and the signatures on such facsimile copy of this Consent to Sublease shall be considered for all purposes as originals.

         10. Modification of Termination. This Agreement may only be modified or terminated by a written instrument or instruments executed by the party against which enforcement of the modification or termination is asserted. Any alleged modification or termination which is not so documented shall not be effective as to any party.

         11. Negation of Partnership. Nothing contained in this Agreement is intended to create any partnership, joint venture or association between the parties hereto or in any way make any part a co-principal with the other parties with reference to the property or the agreements referenced herein and any inferences to the contrary are hereby expressly negated.

         12. Governing Law. The terms and provisions of this Agreement shall be governed by the laws of the State of Florida (without regard to the conflict of laws rules of such State) and to applicable federal law.

         13. Entire Agreement. This Agreement constitutes the entire understanding and agreement between the parties hereto with respect to the transactions referenced herein and supersedes all prior written or oral understandings and agreements between the parties hereto with respect thereto, except that
                  (1) MASTER LANDLORD and SUBLANDLORD are parties to the Master Lease and (2) SUBLANDLORD and SUBTENANT are parties to the Sublease.

         14. This Consent shall not be construed as a consent by the MASTER LANDLORD to, or as permitting any other or further subletting by either the SUBLANDLORD or SUBTENANT or any assignment of the Sublease.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.


Signed, sealed and                          VIA MIZNER ASSOCIATES, a
delivered in the presence of:               Florida general partnership,
                                            MASTER LANDLORD


J. A Welby                                  BY: SVMP, LTD., a Florida
---------------------------------               limited partnership,
                                                General Partner of Via
                                                Mizner Associates


Judy Curtis
---------------------------------
                                            BY: SVMP, LTD., a Florida
                                                corporation General Partner
                                                of SVMP, LTD.


                                            BY: /s/ Bill Shubin
                                                -------------------------------
                                                Bill Shubin, President

Signed, sealed and delivered
in the presence of:





                                            BUENOS AIRES EMBOTELLADORA, S.A.,
----------------------------------          a stock corporation organized and
                                            existing under the laws of
                                            Argentina,
----------------------------------          SUBLANDLORD

                                            BY: /s/ Osumando H. Banos
                                                -------------------------------
                                                Name: Osumando H. Banos
                                                Title: Executive Vice President

Signed, sealed and delivered
in the presence of:



                                            MACKENZIE INVESTMENT
--------------------------------            MANAGEMENT, INC., a Delaware
                                            corporation organized and existing
                                            under the laws of Florida
                                            SUBTENANT
--------------------------------
                                            By: /s/ C. William Ferris
                                                ------------------------------
                                                Name:  C. William Ferris
                                                Title: Senior Vice President

                              CONSENT OF GUARANTOR

The Pepsi-Cola Puerto Rico Bottling Company, a Delaware Corporation, the Guarantor of the Master Lease, does hereby request that the MASTER LANDLORD execute and deliver this CONSENT TO SUBLEASE and does hereby evidence and confirm that the execution and deliver thereof by the MASTER LANDLORD shall not in any manner whatsoever amend, modify, alter, and/or change the obligations and duties of Pepsi-Cola Puerto Rico Bottling Company, a Delaware Corporation, pursuant to the Guaranty executed and delivered to the MASTER LANDLORD which is hereby ratified and confirmed and remains in full force and effect.


                                            PEPSI-COLA PUERTO RICO BOTTLTNG
-------------------------------             COMPANY, a Delaware corporation



-------------------------------             By: /s/ C. L. Timothy
                                                -------------------------------
                                            Name:  C. L. Timothy
                                            Title: Senior Vice President

                                  EXHIBIT "C"

                             MEMORANDUM OF SUBLEASE

                                  (SHORT FORM)

          THIS MEMORANDUM OF SUBLEASE, made as of the ______ day of May, 1997, by and between BUENOS AIRES EMBOTELLADORA S.A., a stock corporation organized and existing under the laws of Argentina, herein called the "Lessor", and MACKENZIE INVESTMENT MANAGEMENT, INC. herein called the "Lessee".

         WITNESSETH THAT

          1. LESSOR and LESSEE have entered into a Sublease of the following Leased Premises, situated in Palm Beach County, Florida, to-wit:

                         See Exhibit A of the Sublease

          This Memorandum is intended to give all persons notice of the Sublease specifically including the notices expressly set forth in this Memorandum.

          2. LESSEE is precluded by the terms of said Sublease from creating or allowing to be created against LESSOR's title to or interest in the demised property, any mechanic's or materialman's liens, and all persons claiming by, through, under or against LESSEE, are hereby notified that LESSEE has no power or authority to subject the title or interest of LESSOR, to any claim for any such lien. All persons dealing with LESSEE and claiming by, through, under or against LESSEE shall look entirely to LESSEE for the payment of any and all charges incurred in improving the demised property at any time during the term of the Sublease.

          3. The term of the Sublease commences on ______________ and terminates on _______________ As of the date of termination of the Sublease, this Memorandum and the notices provided hereunder shall cease. If requested by LESSOR, LESSEE agrees upon termination of the Sublease to execute a cancellation and termination of this Memorandum.

          IN WITNESS WHEREOF, LESSOR and LESSEE have caused this Memorandum of Sublease to be executed as required by law, on the day and year first above written and be deemed null and void.


Signed, sealed and delivered              BUENOS AIRES EMBOTELLADORA S.A.
in the presence of:



-----------------------------------       By:
                                             ----------------------------------


-----------------------------------               (Corporate Seal)



Signed, Sealed and delivered              MACKENZIE INVESTMENT MANAGEMENT, INC.
in the presence of:



                                          By:
-----------------------------------           ---------------------------------


-----------------------------------




                     (NOTARY ACKNOWLEDGMENTS ON NEXT PAGE)

STATE OF FLORIDA
COUNTY OF PALM BEACH

              The foregoing instrument was acknowledged before me this ______ day of ________________, 1997, by _____________ of BUENOS AIRES EMBOTELLADORA
S. A., a stock corporation organized and existing under the laws of Argentina, on behalf of said corporation, who has produced ______________________________ as identification.



                                         --------------------------------------
                                         Notary Public

My Commission Expires:
                                         --------------------------------------
                                         Printed Name of Notary

                                         Notary Commission No.
                                                              -----------------
STATE OF
         ----------------
COUNTY OF
         ----------------

              The foregoing instrument was acknowledged before me this ______ day of ________________, 1997, by ___________________ _____________ of
MACKENZIE INVESTMENT MANAGEMENT, INC., a __________________ corporation, on behalf of said company, who has produced __________________ as identification.


                                         --------------------------------------
                                         Notary Public

My Commission Expires:
                                         --------------------------------------
                                         Printed Name of Notary

                                         Notary Commission No.
                                                              -----------------

This Instrument Prepared By:
James M. Hankins, Esq.
Hodgson, Russ, Andrews, Woods & Goodyear
2000 Glades Road, Suite 400
Boca Raton, Florida 33431

                                  EXHIBIT "D"

Location                  Qty         Description                                Mfgr./Notes
--------                  ---         ------------                               ------------
Room 101                   4          Chair/Side:  Blue/Walnut                   Taylor

                           1          Chair/Arm:   Burgundy                      Teknion

                           1          Desk 60x30                                 Artopex

                           1          Credenza 66x30                             Artopex

                           1          48 Round Table                             Artopex

                           1          28x22 Walnut End Table                     Artopex

                           2          36x12- 2 shelf bookcases                   Premium Desk Inc

Room 101 Aisle             1          Wall Mirror 22x44

                           1          Table 35x2Ox31                             Councill
                                      4 drawer

                           1          Painting 47x36
                                      "Jordan Walk"

Room 102                   1          Desk 72x36                                 Artopex
                                      Double Ped.

                           1          Credenza 72x20                             Descor

                           1          Arm Chair                                  Teknion

                           1          Painting 15/275                            Lilly Pond

Room 103                   1          Arm Chair                                  Teknion

                           1          Credenza 66x20                             Artopex

                           2          Desks 30x60 Doub. Ped.                     Artopex

                           1          Desk 30x66 RH Ret. 20x42                   Artopex


                                  Exhibit "D"

Room 104 Conference        1          Round 48" Tables                           Artopex

                           2          Arm Chair: Blue/Walnut                     Taylor

                           1          Credenza 72x20                             Artopex

                           1          Side Chair:
                                      Blue Upholstered

                           1          Painting 29x37
                                      17/295

Room 105                   1          Credenza 66x2O                             Artopex

                           2          Arm Chair: Blue/Walnut                     Taylor

Room 106                   2          Arm Chair: Blue/Walnut                     Taylor

                           1          Desk 72x36 Double Ped.                     Artopex

Room 107                   2          Arm Chair: Blue/Walnut                     Taylor

                           1          Desk 72x36 Doub. Ped.                      Artopex

108 Aisle                  1          Painting 58x39
                                      "Dreamscape"

Room 108                   2          Arm Chair: Blue/Walnut                     Taylor

Room 109                   1          Painting "Sailboat"                        Mallet

Room 110 Conference Room   1          Chairs: Blue/Burgundy                      Pepsi Cola Hillsboro


                                  Exhibit "D"

                           1          22x22x28 Storage Cabinet                   HP

                           1          Painting "Fall Lane"                       Byram

Room 1ll                   1          Whiteboard 48x36

                           1          Painting 46x37 80/250                      "Putuni"

                           1          Painting 32x42 31/200

                          10          Arm Chairs: Blue/Walnut                    Taylor

                           1          Arm Chair: Blue                            Taylor

                           1          Painting "Palm" 72/300                     Thompson

                           1          Printer Stand

                           3          Arm Side Chair: Blue                       Taylor

                           1          Painting 39/200                            "Meadows"

112 Aisle                  2          Pictures 58x34 No Name 500/950

                           1          Credenza 20x72                             Artopex

Room 117 Computer Room     1          5 dr. Lateral File                         Storwal

                           1          "L" Shape Table 72x30, 6Ox30 with
                                      shelf storage

                           1          Austel Permit A92/83H/0376                 ATT

                           1          Power Panel                                South Hills

                           1          5 dr. Lateral File

                           1          4 dr. Lateral File

                           1          Magnetic Tape Rack



                                  EXHIBIT "D"

                           1          Swintec 4040 Typewriter


                           1          Keyboard

                           1          IBM Model 70 386 Hard drive

                           1          IBICO Binder Press

                           1          IBM Selectric Type

                           1          IBM Laser Printer lOP


                           2          Upholstered Arm Chair                      Councill

                           1          Steno Chair                                Gray

                           1          Vhiteboard

                           1          5 dr. Lateral File

Room 118 Conference       15          Conference Chairs: Blue                    AGI Industries

                           5          Conference Chairs: Red                     AGI Industries

                           1          Conference Table 60x238 (3
                                      pieces)

                           1          48x48 Hardwood Visuals Wallboard

                           1          Cart-Mobile 27x18x42:Black                 Bretford

                           1          36x12x30 Bookcase                          Premier

                           2          Arm Chairs: Burgundy                       Teknion

                           1          20x60 Credenza                             Artopex

                           1          36x72 Doub. Ped. Desk                      Artopex

                           2          2Ox36 2 dr Laterals                        Artopex

                           1          20x72 Credenza                             Artopex

                           1          20x36 3 DR Lateral                         Artopex


                                  EXHIBIT "D"

                           1          30x66 Doub. Ped. Desk                      Artopex

                           1          20x36 2 Shelf Bookcase                     Artopex

                           1          Painting 75/275                            "Red Lilly"

                           1          Painting "Casa By The Sea"

                           1          Painting "Blue Meadow"

                           2          Paintings "Sailboats"

                           1          Painting "House Boat"                      Mallet

                           1          30x65 Module                               Teknion

119 First Floor Supply     1          Ml 909 Printer                             Brother
Room

                           1          PL 2000 Printer with stand                 Standard Register

120 Aisle                  2          2 dr. Lateral File                         Teknion

                           2          2 dr. Pedestals

                           2          Flipper 48"

                           2          WorkSur 66x30

                           2          WorkSur 48x20

                           2          WorkSur 66x20

                           8          Panels 30x66                               2 with fab. both sides

                           4          Panels 36x66                               2 with fab. both sides

                           2          Panels 48x66                               fab. one side

                           4          Panels 20x66                               2 with fab. both sides

Room 121                   6          2 dr. Lateral File


                                  EXHIBIT "D"


                           6          2 dr. Pedestal

                           6          48" Flipper

                           6          Work Sur 66x30

                           7          Work Sur 48x20

                           6          Work Sur 66x:20

                          18          Panels 30x66                               7 with fab. one side

                           8          Panels 36x66                               2 with fab. one side

                           7          Panels 48x66                               7 fab. one side

                          12          Panels 2Ox66                               6 fab. one side

                           2          Desk Chairs: Burgundy                      All Teknion

Aisle 122                  1          Painting 3Ox35 "Grotto" 40/125

                           1          Painting 30x36 "Near the Surf"
                                      97/100

                           2          2 dr. Lateral File

                           2          2 dr. Pedestals

                           2          48" Flipper

                           2          WorkSur 66x30

                           2          WorkSur 48X20

                           2          WorkSur 66X20

                           8          Panels 3Ox66                               4 with fab. both sides

                           4          Panels 36x66                               2 with fab. both sides

                           2          Panels 48x66                               fab. one side

                           4          Panels 20x66                               2 with fab. both sides


                                  EXHIBIT "D"

Room 123                   1          Computer Stand 24x18x41:
Storage                               Off White

                           1          Worktable 68x30 Putty                      Pitney Bowes

                           1          Top Shelf 68x15x42 Putty                   Pitney Bowes

                           2          Tables 72x30 White                         Tables-Howe White

                           2          Metal Racks 36x18x75 3 shelves
                                      ea. putty

                           1          Wood Counter Top                           Irregular Shape

                           5          2 dr. Lateral Files                        Teknion

                           5          48" Flippers                               Teknion

                           5          Pedestals                                  Teknion

                           1          Picture "Farmhouse"

                           5          Arm Chairs: Burgundy                       Teknion

Room 124                   2          2 dr. Lateral File

                           2          2 dr. Pedestal

                           2          48" Flipper

                           2          WorkSta 66x30

                           3          WorkSta 48x20

                           2          WorkSta 66x20

                           6          Panels 3Ox66                               2 fab. one side

                           3          Panels 36x66                               1 fab. one side

                           3          Panels 48x66                               3 fab. one side

                           4          Panels 2Ox66                               2 fab. one side

                           1          Desk Chair: Burgundy

                           1          30x24 Computer Table


                                  EXHIBIT "D"

Aisle 124                  1          Painting 36x30 "Santa
                                      Catalina"
                                      100/350

Room 125 Lunch Room        1          Table 36" Round White

                           7          Chairs: Chrome Green                       Lowenstein

                           1          Rolling Cart 24x20x27: Oak

                           1          Potscrubber 1410 Dishwasher Putty          GE

                           1          Refrigerator TBx21J1                       GE
                                      20.6 CU FT w/icemaker
                                      Almond

                           1          Portable Water Cooler                      OASIS

                           1          Painting 31x25 No Name

125 Aisle                  1          Painting 37x30 1/1                         "Mist in Meadow"
